Exhibit 99.1

William Spengler EVP, CFO December, 2009

One Leader: Two Powerful Growth Platforms Leader in quality firearms Leader in perimeter security Growth and profitability Global leader in safety, security and protection NASDAQ Global Select: SWHC

2004 2005 2006 2007 2008 2009 Earnings per Share (Diluted) 120 126 160 237 296 335 Strong Financial Performance Fiscal Year April 30 Revenues Second Quarter FY 2010: Record Quarterly Revenue Record Quarterly Net Income Revenues: $109M (+49%) Gross Margins: 31.8% Net Income: $13.3M Cash: $46M

Rapidly Diversifying Revenue Streams Prod Serv 82 18 Consumer Professional SWHC FY 2009 Prod Serv 0.63 0.37 Consumer Professional SWHC FY 2011(1) Prod Serv 92 7 Firearms Other Prod Serv 0.7 0.3 Firearms Other 82% 18% 63% 37% 93% 7% 70% 30% (1) First full year of USR consolidation

FY 2009 (A) Other 22 Revolver 90 Pistol 136 Long Gun 87 Robust Revenue Outlook Revenues ($M) 3-5 years (Goal) Other 50 Revolver 105 Pistol 175 Long Guns 120 USR 200 Long Gun Pistol Revolver Other & Licensing USR: Perimeter Security $650M FY 2008 (A) Other 21 Revolver 82 Pistol 105 Long Gun 86 $335M $294M

A Growing Profit Model As % of Sales SWHC FY 2009 Actual SWHC 3-5 Years Goal Net sales 100% 100% Gross margin 29.2% 35-36% Operating expenses* 21.6% 20% Operating income 7.6% 15-16% strengthened by USR * Excluding impairment charges

A Transformation - 2005-2009 From: A manufacturer of revolvers Revenues: $126M F I R E A R M S :

A Transformation - 2005-2009 To: A global leader in firearms Rapid Total Company Growth Healthy Balance Sheet $ Diversified Portfolio Handgun Market Leader #1 F I R E A R M S :

Key Success Factor: Innovative New Products F I R E A R M S : Product Consumer Law Enforcement Government / Military International Revolver u Market M&P Pistol M&P Tactical Rifle Thompson / Center Arms M&P4 - Tactical Rifle u u u 2006 2006 2006 2006 2006 2006 2006 2006 2007 - - - - 2009 2009 2009

Growth Strategy New innovative products to address: Consumer M&P 15-22, PK380, and others International & Law Enforcement M&P15 and M&P4 tactical rifles M&P pistol and other new pistol products Government M4 Rifle Replacement M9 Pistol Replacement D.C. presence (advisory committee) Hunting business moving forward Strategic new product launches T/C Venture, Bone Collector, SHOT Launches Significant cost reductions Barrel expertise remains a competitive advantage F I R E A R M S :

Increased Addressable Market > Three Fold Addressable Market 1st Qtr 2nd Qtr East 0.17 0.83 2005 $0.6B S&W ~17% Handguns 1st Qtr 2nd Qtr East 0.13 0.87 2009 $2.1B S&W ~13% Handguns Plus entered long gun market of $1.3B Note: US excluding government F I R E A R M S :

The Brand = Security & Protection The Brand = Security & Protection

SWHC Diversification Strategy Professional customer base Alignment with core focus areas of safety, security, and protection Strong management teams in place to drive platform growth Limited EPS dilution Seeking strong business platforms to build upon and broaden total company revenue and earnings base Acquisition Criteria:

Security Platform: USR

Leader in quality firearms Leader in perimeter security Growth and profitability Global leader in safety, security and protection NASDAQ Global Select: SWHC One Company: Two Strong Growth Platforms

USR Key Differentiators 1. Market leader 2. Innovative products 3. World class customers 4. Comprehensive business model

1. M A R K E T L E A D E R USR: The Clear Leader in Total Perimeter Security Solutions A high growth company, with a powerful brand in a fast growing market at a unique inflection point in company history Business model: Innovative design, manufacture, installation and maintenance patented, world class perimeter security products and services GRAB barrier system is the only system that meets all three State Dept., Federal Highway Admin & Department of Defense standards Defense Department preferred supplier Robust new product development pipeline

2. I N N O V A T I V E P R O D U C T S USR: Diversified, Industry Leading Product Offering Full array of perimeter security products Canopies and Prefab Buildings GRAB(r) Barriers Parts & Accessories Other ODDS & Electronic Monitoring

2. I N N O V A T I V E P R O D U C T S USR: Flagship Product GRAB(r) System: Unique Features Shortest, less likely to be lethal stopping distance of any barrier on the market Can be activated in under 1.5 seconds Able to span multiple traffic lanes Re-useable after impact Environmentally friendly: no hydraulics underground Most cost effective Patent protected

2. INNOVATIVE PRODUCTS

USR: Flagship Product: GRAB® Superior to Traditional Barriers



Traditional Barrier





GRAB® System





GRAB® advantages:

- Stops vehicle without destroying it
- Payload contained, not projected
- Suspects apprehended for questioning
- Evidence recovered
- Barrier easily re-set after impact

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3. C U S T O M E R S USR: World Class Customers A customer list that specifies USR as the preferred provider of perimeter security solutions

4. COMPREHENSIVE BUSINESS MODEL

No Single Competitor Provides USR's Level of Turnkey Perimeter Security Solution

Smith&Wesson



1. Engineering Design
- specialized knowledge



+

2. Full Suite of Security Products
- internally developed (IP)
+ best-of-breed



+

3. Installation & Maintenance
- specialized integration



Unmatched capabilities

USR

A Smith&Wesson Company

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4. C O M P R E H E N S I V E B U S I N E S S M O D E L USR: No Integrated Competitors Architectural / Engineering Firms Product Firms Construction Companies

USR Growth Drivers Further penetration of current customers Launch of new products International expansion Expansion into new markets Platform for potential security acquisitions Increasing demand for critical infrastructure protection at government, military and corporate facilities provides enormous opportunity Long Runway for Growth

USR Update: Solidly on Track YTD October ($M) June 09: Stevie Award - Most Innovative Company of the Year August 09: Listed on Inc. 5000 Fastest Growing Companies September 09: ASIS Accolades Award for Transformational Product November 09: GSN Homeland Security Award for Best Crash Barriers Recent Awards: Revenue +232% Increase Purchase orders generated +202% Backlog $17.6 CY 2008 $32.4 $22.3 $40.8 CY 2009 $65.4 $44.4 +199%

USR - Solid Growth Profile (calendar year) 2007 2010E Earnings per Share (Diluted) 7.3 90 Revenues EBITDAS 2007 2010E Earnings per Share (Diluted) -1.6 15 * * Approximately $100M in purchase orders in process at June, 2009

Summary: USR Profitable, growing company in high growth global market GRAB(r) system provides differentiation, barrier to entry Unique business model World class customers Unique competitor/customer relationships USR at inflection point: Unparalleled opportunity for growth

Revenue Driving Total Company Growth Time Total Company Firearms Only USR acquisition Total company trend Surge begins Surge ends

Why Invest in Smith & Wesson Solidly executing a successful growth plan 28% Revenue CAGR (2005-2009) Diversifying revenue sources: Consumer, Professional, International Gaining share in handgun markets popular M&P series: Winning in law enforcement and internationally Well positioned for large government contracts pistol and rifle opportunities expected in calendar 2010-2012 Winning in facility perimeter security: a key platform for substantial growth July 2009 acquisition: profitable, rapidly growing, solidly on track Growing in the $1.3B long gun market launching new products, annual long-gun sales approaching $100M Multiple growth & earnings drivers next 3-5 years Goal: Doubling revenue, tripling earnings

NASDAQ Global Select: SWHC